Filed Pursuant to Rule 424(b)(5)
Registration No. 333-189561

Prospectus Supplement

to Prospectus dated July 3, 2013

8,500,000 Shares

Terreno Realty Corporation

Common Stock

We are offering 8,500,000 shares of our common stock, par value $0.01 per share.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “TRNO.” The last reported sale price of our common stock on the NYSE on December 8, 2014 was $20.50 per share.

We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in qualifying as a REIT, ownership of our outstanding common stock by any individual and, subject to certain exceptions, any other person is generally limited to 9.8%. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. We designed our ownership limits solely to protect our status as a REIT and not for the purpose of serving as an anti-takeover device.

Investing in our common stock involves risks. You should read carefully and consider “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013 and beginning on page S-9 of this prospectus supplement before investing in our common stock.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$19.600	$166,600,000
Underwriting discounts	$0.833	$7,080,500
Proceeds, before expenses, to us	$18.767	$159,519,500

To the extent the underwriters sell more than 8,500,000 shares of common stock, the underwriters have the option to purchase up to an additional 1,275,000 shares of common stock from us at the public offering price less the underwriting discount.

The underwriters expect to deliver the shares against payment in New York, New York on December 12, 2014.

Goldman, Sachs & Co.	KeyBanc Capital Markets

Stifel	MUFG	Baird	PNC Capital Markets LLC

JMP Securities		MLV & Co.	Compass Point

Prospectus Supplement dated December 9, 2014.

Prospectus Supplement

Prospectus

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and the incorporated documents is current only as of its respective date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire document, including the prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. To the extent the information included or incorporated by reference in this prospectus supplement differs or varies from the information included or incorporated by reference in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes such information.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. Please see “Forward-Looking Statements” in this prospectus supplement and “Forward-Looking Statements” in the accompanying prospectus.

Unless otherwise indicated or the context requires otherwise, in this prospectus supplement and the accompanying prospectus, references to “our company,” “we,” “us” and “our” mean Terreno Realty Corporation and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We caution investors that forward-looking statements are based on management’s beliefs and on assumptions made by, and information currently available to, management. When used, the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “project”, “result”, “seek”, “should”, “will”, and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. These statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 19, 2014, including those set forth under the headings

“Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the factors included in our other public filings and the factors beginning on page S-9 of this prospectus supplement under the heading “Risk Factors”;

•	our ability to identify and acquire industrial properties on terms favorable to us;

•	general volatility of the capital markets and the market price of our common stock;

•	adverse economic or real estate conditions or developments in the industrial real estate sector and/or in the markets in which we acquire properties;

•	our dependence on key personnel and our reliance on certain third parties to property manage the majority of our industrial properties;

•	our inability to comply with the laws, rules and regulations applicable to companies, and in particular, public companies;

•	our ability to manage our growth effectively;

•	tenant bankruptcies and defaults on or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	increased interest rates and operating costs;

•	declining real estate valuations and impairment charges;

•	our expected leverage, our failure to obtain necessary outside financing, and future debt service obligations;

•	our ability to make distributions to our stockholders;

•	our failure to successfully hedge against interest rate increases;

•	our failure to successfully operate acquired properties;

•	our failure to qualify or maintain our status as a REIT and possible adverse changes to tax laws;

•	uninsured or underinsured losses relating to our properties;

•	environmental uncertainties and risks related to natural disasters;

•	financial market fluctuations; and

•	changes in real estate and zoning laws and increases in real property tax rates.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, especially the “Risk Factors” section beginning on page S-9 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 19, 2014, and in our other public filings before making an investment decision regarding our common stock.

Overview

We acquire, own and operate industrial real estate in six major coastal U.S. markets: Los Angeles; Northern New Jersey/New York City; San Francisco Bay Area; Seattle; Miami; and Washington, D.C./Baltimore. We invest in several types of industrial real estate, including warehouse/distribution (approximately 88.9% of our total portfolio square footage as of September 30, 2014), flex (including light industrial and research and development, or R&D) (approximately 8.9% of our total portfolio square footage as of September 30, 2014), and trans-shipment (approximately 2.2% of our total portfolio square footage as of September 30, 2014). We target functional buildings in infill locations that may be shared by multiple tenants and that cater to customer demand within the various submarkets in which we operate. Infill locations are geographic locations surrounded by high concentrations of already developed land and existing buildings. We completed our initial public offering in February 2010 and as of September 30, 2014, we owned a total of 109 buildings aggregating approximately 7.7 million square feet. As of September 30, 2014, our properties were approximately 93.8% leased to 233 tenants, the largest of which accounted for approximately 6.3% of our total annualized base rent. We were formed in November 2009 as a Maryland corporation, are internally managed and have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2010.

Our headquarters are located at 101 Montgomery Street, Suite 200, San Francisco, California 94104. Our telephone number is (415) 655-4580. We maintain an internet site, www.terreno.com, which contains additional information concerning Terreno Realty Corporation. Information on our internet site is neither part of nor incorporated into this prospectus supplement or the accompanying prospectus.

Recent Developments

Recently Completed and Pending Acquisitions and Dispositions

From January 1, 2014 through December 8, 2014, we acquired 21 industrial buildings containing approximately 1.7 million square feet for a total purchase price of approximately $180.7 million, including the assumption of two mortgage loans with a total principal amount of approximately $8.4 million with a weighted average fixed interest rate of 5.74%. The properties were acquired from unrelated third parties using existing cash on hand and borrowings under our $300.0 million credit facility, which consists of a $100.0 million revolving credit facility that we sometimes refer to as our revolving credit facility, a $50.0 million five-year term loan, a $50.0 million seven-year term loan and a new $100.0 million five-year term loan. The following table sets forth additional information related to these properties:

Property Name	Location	Acquisition Date	Number of Buildings	Square Feet	Purchase Price (in thousands)
SW 34th Street	Renton, WA	February 11, 2014	1	62,004	$6,600
Parkway	Hanover, MD	March 26, 2014	1	158,769	18,000
Pulaski	Bayonne, NJ	March 31, 2014	1	98,049	9,200
747 Glasgow	Inglewood, CA	April 22, 2014	1	19,326	3,450
1000 Hampton Park	Capitol Heights, MD	May 13, 2014	1	138,780	18,050
Burroughs	San Leandro, CA	May 14, 2014	3	129,279	13,328
California	Corona, CA	June 5, 2014	1	89,819	7,815
Las Hermanas	Compton, CA	June 12, 2014	1	23,735	4,020
South Main II	Carson, CA	July 18, 2014	1	33,769	8,500
79th Ave	Kent, WA	July 25, 2014	1	32,160	2,770
Auburn 1307	Auburn, WA	August 22, 2014	1	91,607	9,530
3401 Lind	Renton, WA	October 3, 2014	1	113,170	9,975
Hart	Rahway, NJ	October 8, 2014	1	84,000	7,205
Kent 216	Kent, WA	October 24, 2014	1	106,910	9,214
Junction	Annapolis Junction, MD	November 17, 2014	1	96,666	13,800
NW 131st	Medley, FL	November 19, 2014	1	85,000	8,925
Terminal Way	Avenel, NJ	November 25, 2014	2	80,200	7,445
Miller	Fontana, CA	December 2, 2014	1	265,500	22,899

Total			21	1,708,743	$180,726

As of December 8, 2014, we had five outstanding contracts with third-party sellers to acquire 21 industrial buildings consisting of approximately 1.8 million square feet. The aggregate purchase price for these industrial buildings is approximately $227.6 million. We intend to finance the purchase price in connection with these acquisitions with either the net proceeds of this offering, cash on hand, draws under our credit facility, other borrowings or a combination of the foregoing. There is no assurance that we will acquire the properties under contract on the terms we expect or at all because the proposed acquisitions are subject to the completion of satisfactory due diligence and the satisfaction or waiver of various closing conditions. The following table summarizes certain information with respect to the properties we have under contract:

Market	Number of Buildings	Square Feet	Purchase Price (in thousands)
Los Angeles	—	—	$—
Northern New Jersey/New York City	2	8,600	9,416
San Francisco Bay Area	7	470,749	61,000
Seattle	—	—	—
Miami	1	106,810	9,925
Washington, D.C./Baltimore	11	1,204,559	147,300

Total	21	1,790,718	$227,641

As of December 8, 2014, we have executed a non-binding letter of intent with a third-party seller to acquire four industrial buildings consisting of approximately 156,000 square feet. The total purchase price for that industrial property is approximately $13.1 million. In the normal course of our business, we enter into non-binding letters of intent to purchase properties from third parties that may obligate us to make payments or perform other obligations upon the occurrence of certain events, including the execution of a purchase and sale agreement and satisfactory completion of various due diligence matters. There can be no assurance that we will enter into purchase and sale agreements with respect to these properties or otherwise complete any such prospective purchases on the terms described or at all.

As of December 8, 2014, we have one outstanding contract to sell one property located in the Washington, D.C./Baltimore market for a sale price of approximately $11.2 million. There is no assurance that we will dispose of the property under contract on the terms we expect or at all because the proposed disposition is subject to the completion of satisfactory due diligence and the satisfaction or waiver of various closing conditions.

New Term Loan

On December 8, 2014, our wholly-owned subsidiary entered into a First Amendment to the Third Amended and Restated Senior Credit Agreement in order to add a $100.0 million five-year term loan to our existing credit facility. KeyBank National Association is acting as administrative agent and as a lender, and PNC Bank National Association, MUFG Union Bank, N.A., Regions Bank and Goldman Sachs Bank USA as lenders. The $100.0 million five-year term loan matures in March 2020. The proceeds from the $100.0 million five-year term loan were used to repay the $46.0 million outstanding under our revolving credit facility.

Interest on the $100.0 million five-year term loan is generally to be paid based upon, at our option, either (i) LIBOR plus the applicable LIBOR margin or (ii) the applicable base rate which is the greatest of the administrative agent’s prime rate, 0.50% above the federal funds effective rate, or thirty-day LIBOR plus the applicable LIBOR margin for LIBOR rate loans under the amended credit facility plus 1.25%. The applicable LIBOR margin for our $100.0 million five-year term loan will range from 1.50% to 2.05% (currently 1.50%) depending on the ratio of our outstanding consolidated indebtedness to the value of our consolidated gross asset value. Outstanding borrowings under the amended credit facility are limited to the lesser of (i) the sum of our $100.0 million revolving credit facility, our $50.0 million five-year term loan, our $50.0 million seven-year term loan and our $100.0 million five-year term loan or (ii) 60.0% of the value of unencumbered properties. The aggregate amount of the amended credit facility may be increased to a total of up to $500.0 million, subject to the approval of the administrative agent and the identification of lenders willing to make available additional amounts.

Establishment of ATM Program

On February 28, 2014, we established an at-the market equity offering program (the “ATM Program”) pursuant to which we may issue and sell shares of our common stock having an aggregate offering price of up to $100,000,000 in amounts and at times as we determine from time to time. Actual sales, if any, will depend on a variety of factors to be determined by our company from time to time, including, among others, market conditions, the trading price of our common stock, our determinations of the appropriate sources of funding for our company and potential uses of funding available to us. We intend to use the net proceeds from the offering of the shares under the ATM Program, if any, for general corporate purposes, which may include future acquisitions and repayment of indebtedness, including borrowings under our credit facility. We have not issued any shares of common stock under the ATM Program.

Distribution Activity

On November 4, 2014, our board of directors declared a cash dividend in the amount of $0.16 per share of our common stock payable on January 14, 2015 to the stockholders of record as of the close of business on December 31, 2014.

On November 4, 2014, our board of directors declared a cash dividend in the amount of $0.484375 per share of our 7.75% Series A Cumulative Redeemable Preferred Stock, or our Series A Preferred Stock, payable on December 31, 2014 to the preferred stockholders of record as of the close of business on December 12, 2014.

The Offering

Common stock offered by us	8,500,000 shares or 9,775,000 if the underwriters’ option to purchase additional shares is exercised in full.

Common stock to be outstanding after this offering(1)	41,594,463 shares or 42,869,463 if the underwriters’ option to purchase additional shares is exercised in full.

Use of proceeds	We intend to use the net proceeds of this offering for future acquisitions, general corporate purposes, which may include the repayment of indebtedness, or a combination of the foregoing. Pending the use of the net proceeds, we intend to invest these net proceeds in interest-bearing short-term U.S. government and government agency securities, which are consistent with our intention to maintain our qualification as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in our target industrial properties. See “Use of Proceeds.”

New York Stock Exchange Symbol	TRNO

Restrictions on ownership	To assist us in maintaining our qualification as a REIT, our charter generally prohibits any individual (as defined in the Internal Revenue Code of 1986, as amended, or the Code, to include certain entities) from actually or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. For more information, see “Description of Capital Stock—Restrictions on Transfer” beginning on page 11 of the accompanying prospectus. We designed our ownership limits solely to protect our status as a REIT and not for the purpose of serving as an anti-takeover device.

Risk Factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 19, 2014 and our other public filings incorporated by reference into this prospectus supplement for information you should consider before buying our common stock.

(1)	The number of shares of common stock to be outstanding after this offering is based on 33,094,463 shares of common stock outstanding as of December 5, 2014, including 156,488 unvested restricted shares of common stock issued to our executive officers and other employees under our Amended and Restated 2010 Equity Incentive Plan, and does not include 1,304,480 shares of common stock reserved for future awards under our Amended and Restated 2010 Equity Incentive Plan. Unless otherwise indicated, information presented in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock.

RISK FACTORS

Investing in our common stock involves risks. Before purchasing the common stock offered by this prospectus supplement, you should carefully consider the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including, without limitation, the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 19, 2014, as well as the risks, uncertainties and additional information set forth in our Form 10-K generally and in our SEC reports on Forms 10-Q, 8-K and in the other documents that we file with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” in this prospectus supplement and “Incorporation of Certain Documents By Reference” in the accompanying prospectus. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of our common stock could decline due to any of these risks and you may lose all or a part of your investment.

Future issuances or sales of our common stock may depress the market price of our common stock and have a dilutive effect to our existing shareholders, including purchasers in this offering.

We cannot predict whether future issuances of our common stock or the availability of shares for resale in the open market may depress the market price of our common stock. Future issuances or sales of a substantial number of shares of our common stock in the public market, or the issuance of our common stock in connection with property, portfolio or business acquisitions, or the perception that such issuances or sales might occur, may cause the market price of our shares to decline. In addition, future issuances of our common stock may be dilutive to existing shareholders.

The market price of our common stock could be substantially affected by various factors.

The market price of our common stock may be subject to wide fluctuations. As with other publicly traded securities, the market price of our common stock depends on many factors, which may change from time to time, including:

•	our financial condition, performance, liquidity and prospects;

•	the market for similar securities issued by REITs;

•	changes in earnings estimates by analysts;

•	our ability to meet analysts’ earnings estimates;

•	our compliance with generally accepted accounting principles;

•	our compliance with applicable laws and regulations and the listing requirements of the NYSE;

•	prevailing interest rates; and

•	general economic, capital markets and real estate market conditions.

We may not acquire the industrial properties that we have entered into agreements to acquire or with respect to which we have entered into a non-binding letter of intent, and we may not sell the industrial property that we have entered into an agreement to sell.

As of December 8, 2014, we had five outstanding contracts with third-party sellers to acquire 21 industrial buildings consisting of approximately 1.8 million square feet as more fully described in “Prospectus Supplement Summary—Recent Developments—Recently Completed and Pending Acquisitions and Dispositions” in this prospectus supplement. There is no assurance that we will acquire the properties under contract on the terms we expect or at all because the proposed acquisitions are subject to the completion of satisfactory due diligence and the satisfaction or waiver of various closing conditions, and there is no assurance that such proposed acquisitions, if completed, will be completed on the timeframe we expect. In addition, as of December 8, 2014, we have executed a non-binding letter of intent with a third-party seller to acquire four industrial buildings consisting of approximately 156,000 square feet as more fully described in “Prospectus Supplement Summary—Recent Developments—Recently Completed and Pending Acquisitions and Dispositions” in this prospectus supplement. There is no assurance that we will acquire the property for which we have a signed non-binding letter of intent because the proposed acquisition is subject to our entering into a purchase and sale agreement, our satisfactory completion of due diligence and the satisfaction or waiver of various closing conditions, each of which may not occur on the terms we expect or at all or on the timeframe we expect. If we do not complete the acquisitions of the properties under contract or non-binding letter of intent, we will have incurred expenses without our stockholders realizing any benefit from the acquisition of such properties. In addition, if we do not complete the proposed acquisitions, we may not achieve the returns that we seek from the proceeds of this offering to the extent, if any, that we intend to use any net proceeds to invest in such properties. In addition, we have entered into an agreement with a third-party purchaser to sell one industrial property located in the Washington, D.C./Baltimore market as more fully described in “Prospectus Supplement Summary—Recent Developments—Recently Completed and Pending Acquisitions and Dispositions” in this prospectus supplement. There is no assurance that we will dispose of the property under contract on the terms we expect or at all because the proposed disposition is subject to the completion of satisfactory due diligence and the satisfaction or waiver of various closing conditions, and there is no assurance that such proposed disposition, if completed, will be completed on the timeframe we expect.

Volatility in the capital and credit markets could materially and adversely impact us.

The capital and credit markets have experienced extreme volatility and disruption in recent years, which has made it more difficult to borrow money or raise equity capital. Market volatility and disruption could hinder our ability to obtain new debt financing or refinance our maturing debt on favorable terms or at all. In addition, our future access to the equity markets could be limited. Any such financing or refinancing issues could materially and adversely affect us. Market turmoil and tightening of credit in recent years have also led to an increased lack of consumer confidence and widespread reduction of business activity generally, which also could materially and adversely impact us, including our ability to acquire and dispose of assets on favorable terms or at all. The volatility in capital and credit markets may also have a material adverse effect on the market price of our common stock.

Our shares of common stock rank junior to our Series A Preferred Stock.

Our shares of common stock rank junior to our Series A Preferred Stock with respect to dividends and upon liquidation, dissolution or winding up, which could limit or restrict our ability to make distributions on our common stock. In certain circumstances, following a change of control of our company, holders of our Series A Preferred Stock will be entitled to convert their shares of Series A Preferred Stock into a specified number of shares of common stock, subject to our option to redeem the Series A Preferred Stock for cash at $25.00 per share plus accrued and unpaid dividends. Holders of our shares of common stock are not entitled to preemptive rights or other protections against dilution. In addition to this offering, we may in the future attempt to increase our capital resources by making additional offerings of equity securities, including additional classes or series of preferred stock, which would likely have preferences with respect to dividends or upon dissolution that are senior to our shares of common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors, many of which are beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, our common stockholders bear the risk of our future offerings reducing the market price of our shares of common stock and diluting their interest in us.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering costs, will be approximately $159.1 million. If the underwriters’ option to purchase additional shares of common stock is exercised in full, we estimate that our net proceeds from this offering will be approximately $183.0 million.

We intend to use the net proceeds of this offering for future acquisitions, general corporate purposes, which may include the repayment of indebtedness, or a combination of the foregoing. Pending the use of the net proceeds, we intend to invest these net proceeds in interest bearing short-term U.S. government and government agency securities which are consistent with our intention to maintain our qualification as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in our target industrial properties.

SUPPLEMENTAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements and should be read together with the general discussion of the material United States federal income tax considerations associated with an investment in our capital stock described in the accompanying prospectus under the title “Material U.S. Federal Income Tax Considerations.” To the extent any information set forth under the title “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the paragraphs under the title “Material U.S. Federal Income Tax Considerations—General” in the accompanying prospectus as if those paragraphs were set forth in this supplement.

Tax Disclosure Update

Capital Gain Tax Rates

A U.S. person that is an individual will generally be subject to tax on long term capital gain (which generally includes any capital gain dividends he or she receives, his or her proportionate share of our undistributed capital gain, and capital gain realized from the disposition of our capital stock, in each case, if the applicable holding periods are satisfied) at a maximum rate of (i) 15% or (ii) 20% if such individual’s modified adjusted gross income exceeds certain threshold amounts.

Additional U.S. Federal Income Tax Withholding Rules

Under current guidance promulgated by the Treasury Department and Internal Revenue Service with respect to the Foreign Account Tax Compliance Act (or “FATCA”), withholding on certain U.S. source income (including dividends paid in respect of our capital stock) began to apply with respect to payments made on or after July 1, 2014. Withholding on other types of “withholdable payments” under FATCA (including gross proceeds from a disposition of our capital stock) currently is not required, but such withholding will begin to apply with respect to payments made on or after January 1, 2017.

UNDERWRITING

The company and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. and KeyBanc Capital Markets Inc. are the representatives of the several underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co.	3,187,500
KeyBanc Capital Markets Inc.	2,550,000
Stifel, Nicolaus & Company, Incorporated	510,000
Mitsubishi UFJ Securities (USA), Inc.	510,000
Robert W. Baird & Co. Incorporated	510,000
PNC Capital Markets LLC	510,000
JMP Securities LLC	340,000
Compass Point Research & Trading, LLC	191,250
MLV & Co. LLC	191,250

Total	8,500,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 1,275,000 shares from the company to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Paid by the Company	No Exercise	Full Exercise
Per Share	$0.833	$0.833
Total	$7,080,500	$8,142,575

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.4998 per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The company and its directors and executive officers have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co. and KeyBanc Capital Markets Inc. This agreement does not apply to any existing employee benefit plans.

The 60-day restricted period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the 60-day restricted period the company issues an earnings release or announces material news or a material event; or (2) prior to the expiration of the 60-day restricted period, the company announces that it will release earnings results during the 15-day period following the last day of the 60-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release of the announcement of the material news or material event.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the company or borrowed from the company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.4 million.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

An affiliate of KeyBanc Capital Markets Inc. is the administrative agent and a lender and affiliates of Goldman, Sachs & Co., Mitsubishi UFJ Securities (USA), Inc. and PNC Capital Markets LLC are lenders under our new $100.0 million five-year term loan and affiliates of KeyBanc Capital Markets Inc., Mitsubishi UFJ Securities (USA), Inc. and PNC Capital Markets LLC are lenders under our revolving credit facility and term loans (including our new $100.0 million five-year term loan) under our credit facility. In connection with their participation in our credit facility, KeyBanc Capital Markets Inc., Mitsubishi UFJ Securities (USA), Inc., PNC Capital Markets LLC and their affiliates receive customary syndication fees.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Goodwin Procter LLP and the validity of the common stock offered hereby will be passed upon for the underwriters by Sullivan & Cromwell LLP, Los Angeles, California. Sullivan & Cromwell LLP will rely as to matters of Maryland law upon the opinion of Goodwin Procter LLP.

EXPERTS

The consolidated financial statements of Terreno Realty Corporation appearing in Terreno Realty Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule appearing therein) and the effectiveness of Terreno Realty Corporation’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. The statement of revenues and certain expenses of JFK Airgate appearing in Terreno Realty Corporation’s Current Report on Form 8-K/A dated February 18, 2014 for the year ended December 31, 2012 has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2011 incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may be available on our website at www.terreno.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-189561) under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the shares of common stock offered hereby, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s website. Please be aware that statements in this prospectus supplement or the accompanying prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

PROSPECTUS

$500,000,000 TERRENO REALTY CORPORATION

Common Stock

Preferred Stock

Debt Securities

We may offer, issue and sell from time to time, in one or more series or classes, together or separately, and in amounts, at prices and on terms to be set forth in one or more prospectus supplements to this prospectus, the securities described in this prospectus, at an aggregate public offering price that will not exceed $500,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement will also set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock and 7.75% Series A Cumulative Redeemable Preferred Stock, which we refer to in this prospectus as our Series A Preferred Stock, are listed on the New York Stock Exchange, or the NYSE, under the symbols “TRNO” and “TRNOPrA,” respectively. On June 24, 2013, the closing prices of our common stock and Series A Preferred Stock on the NYSE were $17.91 and $25.56, respectively.

Investing in our securities involves risks. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 4 of this prospectus and in the applicable prospectus supplement before investing in our securities.

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock—Restrictions on Transfer” in this prospectus for a description of these restrictions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 3, 2013.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus for up to a total dollar amount of $500,000,000. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean Terreno Realty Corporation and its consolidated subsidiaries.

PROSPECTUS SUMMARY

Our Company

We acquire, own and operate industrial real estate in six major coastal U.S. markets: Los Angeles; Northern New Jersey/New York City; San Francisco Bay Area; Seattle; Miami; and Washington, D.C./Baltimore. We were formed in November 2009 as a Maryland corporation, are internally managed and have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2010. We invest in several types of industrial real estate, including warehouse/distribution, flex (including light industrial and R&D) and trans-shipment. We target functional buildings in infill locations that may be shared by multiple tenants and that cater to customer demand within the various submarkets in which we operate. Infill locations are geographic locations surrounded by high concentrations of already developed land and existing buildings. We completed our initial public offering in February 2010 and as of March 31, 2013, we owned a total of 69 buildings aggregating approximately 5.2 million square feet.

Corporate Information

Our headquarters are located at 101 Montgomery Street, Suite 200, San Francisco, California 94104. Our telephone number is (415) 655-4580. We maintain an Internet site, www.terreno.com, which contains additional information concerning Terreno Realty Corporation. Information on our Internet site is neither part of nor incorporated by reference into this prospectus or any other report or document we file with or furnish to the SEC.

Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth our ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown:

	For the Three Months Ended March 31, 2013		For the Year Ended December 31,				Period from February 16, 2010 (Commencement of Operations) to December 31, 2010
			2012		2011
Earnings
Income (loss) from continuing operations	$794		$(1,022)		$(4,788)		$(5,699)
Add:
Fixed charges	1,540		5,531		2,648		554

Total Earnings	$2,334		$4,509		$(2,140)		$(5,145)

Fixed Charges
Add:
Interest Expensed	$1,521		$5,472		$2,612		$524
Estimate of the Interest within rental expense	19		59		36		30

Total Fixed Charges	1,540		5,531		2,648		554
Preferred stock dividends	891		1,604		—		—

Combined Fixed Charges and Preferred Stock Dividends	$2,431		$7,135		$2,648		$554

Ratio of Earnings to Fixed Charges	1.52		0.82	(1)	—	(1)	—	(1)
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	0.96	(2)	0.63	(2)	—	(2)	—	(2)

(1)	Fixed charges exceeded earnings by $1.0 million, $4.8 million and $5.7 million for the years ended December 31, 2012 and 2011 and for the period from February 16, 2010 (Commencement of Operations) to December 31, 2010, respectively.
(2)	Fixed charges and preferred stock dividends exceeded earnings by $0.1 million, $2.6 million, $4.8 million and $5.7 million for the three months ended March 31, 2013, for the years ended December 31, 2012 and 2011 and for the period from February 16, 2010 (Commencement of Operations) to December 31, 2010, respectively.

On July 19, 2012, we issued 1,840,000 shares of Series A Preferred Stock and as of June 21, 2013, 1,840,000 shares of Series A Preferred Stock were outstanding. Prior to the issuance of the Series A Preferred Stock, we had not issued any shares of preferred stock.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities offered by this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 15, 2013, as well as the risks, uncertainties and additional information (i) set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section above entitled “Forward-Looking Statements.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 15, 2013;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 8, 2013;

•	our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on December 6, 2010, August 4, 2011, July 27, 2012, January 22, 2013, February 21, 2013, May 8, 2013, and June 24, 2013 and Item 9.01(a)(i) of our Current Report on Form 8-K filed with the SEC on May 2, 2011;

•	the description of our shares of Series A Preferred Stock included in our registration statement on Form 8-A filed with the SEC on July 13, 2012, and all reports filed for the purpose of updating such description; and

•	the description of our shares of common stock included in our registration statement on Form 8-A filed with the SEC on January 14, 2010, and all reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Terreno Realty Corporation, 101 Montgomery Street, Suite 200, San Francisco, California, 94104 Attn: Chief Financial Officer, Telephone: (415) 655-4580.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Copies of these documents may be available on our website at www.terreno.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. We caution investors that forward-looking statements are based on management’s beliefs and on assumptions made by, and information currently available to, management. When used, the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “project”, “result”, “seek”, “should”, “will”, and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. These statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the factors included under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 15, 2013 and in our other public filings;

•	our ability to identify and acquire industrial properties on terms favorable to us;

•	general volatility of the capital markets and the market price of our common stock;

•	adverse economic or real estate conditions or developments in the industrial real estate sector and/or in the markets in which we acquire properties;

•	our dependence on key personnel and our reliance on third parties to property manage our industrial properties;

•	our inability to comply with the laws, rules and regulations applicable to companies, and in particular, public companies;

•	our ability to manage our growth effectively;

•	tenant bankruptcies and defaults on or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	increased interest rates and operating costs;

•	declining real estate valuations and impairment charges;

•	our expected leverage, our failure to obtain necessary outside financing, and future debt service obligations;

•	our ability to make distributions to our stockholders;

•	our failure to successfully hedge against interest rate increases;

•	our failure to successfully operate acquired properties;

•	our failure to qualify or maintain our status as a REIT and possible adverse changes to tax laws;

•	uninsured or underinsured losses relating to our properties;

•	environmental uncertainties and risks related to natural disasters;

•	financial market fluctuations; and

•	changes in real estate and zoning laws and increases in real property tax rates.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing short-term U.S. government and government agency securities, which are consistent with our intention to maintain our qualification as a REIT.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock and debt securities that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information”.

General

Our charter provides that we may issue up to 400,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.01 per share. As of June 21, 2013, 19,224,946 shares of common stock were issued and outstanding and 1,840,000 shares of preferred stock classified as Series A Preferred Stock were issued and outstanding. Our board of directors, without any action on the part of our stockholders, may establish the terms of any stock to be issued and, with the approval of a majority of the entire board, may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to our charter restrictions on the transfer and ownership of our stock and the preferential rights of holders of any other class or series of our stock, including our Series A Preferred Stock, distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, including our Series A Preferred Stock, if any preferred stock is outstanding at such time, and our charter restrictions on the transfer and ownership of our stock. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided with respect to any other class or series of stock, including our Series A Preferred Stock, the holders of our common stock will possess exclusive voting power. In an uncontested election, a director is elected if he or she receives more “for” votes than “against” or “withheld” votes, and there is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors.

Preferred Stock

The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

Our board of directors may authorize the issuance of shares of our preferred stock in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the shares of preferred stock of that series, including:

•	distribution rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemptions; and

•	liquidation preferences.

The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of shares of our preferred stock will not have any preemptive rights.

The issuance of shares of our preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our shareholders. In addition, any shares of our preferred stock that we issue could rank senior to our shares of common stock with respect to the payment of distributions, in which case we could not pay any distributions on our common shares until full distributions have been paid with respect to such shares of our preferred stock.

The rights, preferences, privileges and restrictions of each series of shares of our preferred stock will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of shares of our preferred stock in the prospectus supplement relating to that series, which terms will include:

•	the designation and par value of the shares of our preferred stock;

•	the voting rights, if any, of the shares of our preferred stock;

•	the number of shares of our preferred stock offered, the liquidation preference per share of our preferred stock and the offering price of the shares of our preferred stock;

•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the shares of our preferred stock;

•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the shares of our preferred stock will cumulate;

•	the procedures for any auction and remarketing for the shares of our preferred stock, if applicable;

•	the provision for a sinking fund, if any, for the shares of our preferred stock;

•	the provision for, and any restriction on, redemption, if applicable, of the shares of our preferred stock;

•	the provision for, and any restriction on, repurchase, if applicable, of the shares of our preferred stock;

•	the terms and provisions, if any, upon which the shares of our preferred stock will be convertible into common shares, including the conversion price (or manner or calculation) and conversion period;

•	the terms under which the rights of the shares of our preferred stock may be modified, if applicable;

•	the relative ranking and preferences of the shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitation on issuance of any other series of shares of our preferred stock, including any series of shares of our preferred stock ranking senior to or on parity with the series of shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any listing of the shares of our preferred stock on any securities exchange;

•	if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the shares of our preferred stock;

•	information with respect to book-entry procedures, if applicable;

•	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the shares of our preferred stock; and

•	any additional rights, preferences, privileges or restrictions of the shares of our preferred stock.

7.75% Series A Cumulative Redeemable Preferred Stock

General.    Our board of directors approved articles supplementary, a copy of which has been previously filed with the SEC and which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, creating the Series A Preferred Stock as a series of our preferred stock, designated as the 7.75% Series A Cumulative Redeemable Preferred Stock. As of June 21, 2013, 1,840,000 shares of Series A Preferred Stock were issued and outstanding.

Ranking.    The Series A Preferred Stock ranks, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;

•	on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock, none of which exists on the date hereof; and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, none of which exists on the date hereof.

The term “capital stock” does not include convertible or exchangeable debt securities, none of which is outstanding as of the date hereof, which, prior to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock. The Series A Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividend Rate and Payment Date.    Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to dividend rights, holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.75% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock (equivalent to the annual rate of $1.9375 per share of the Series A Preferred Stock). Dividends are payable to holders quarterly in arrears on or about the last day of March, June, September and December of each year. Dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference.    If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Series A Preferred Stock will have the right to receive out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share, plus an amount equal to accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any payment is made to holders of the common stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock as to liquidation rights. The rights of holders of Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our stock ranking on parity with the Series A Preferred Stock as to liquidation.

Optional Redemption.    We may not redeem the Series A Preferred Stock prior to July 19, 2017, except in limited circumstances relating to our ability to qualify as a REIT and pursuant to the special optional redemption right described below. On and after July 19, 2017, the Series A Preferred Stock will be redeemable at our option, in whole or in part, at any time and from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. Any partial redemption will be on a pro rata basis, by lot, or by any other equitable method we determine will not violate the 9.8% Series A Preferred Stock ownership limit described elsewhere in this prospectus.

Special Optional Redemption.    Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurs, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or special optional redemption right), the holders of the Series A Preferred Stock will not have the conversion right described below.

A “Change of Control” is when, after the original issue date of the Series A Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights.    Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder on the date the Series A Preferred Stock is to be converted, which we refer to as the Change of Control Conversion Date, into a number of shares of our common stock per share of the Series A Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control

Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and

•	3.2446 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to the provisions for the receipt of alternative consideration as described in the articles supplementary relating to the Series A Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert the Series A Preferred Stock into shares of our common stock in connection with the Change of Control and any shares of Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption.    The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holder of the Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into our common stock. The Series A Preferred Stock is not subject to any sinking fund.

Limited Voting Rights.    Holders of the Series A Preferred Stock generally have no voting rights. However, if we are in arrears on dividends on the Series A Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of the Series A Preferred Stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the request of at least 10% of the outstanding shares of Series A Preferred Stock and parity preferred stock held by such holders or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends for all past dividend periods with respect to the Series A Preferred Stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to the terms of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock and all other shares of any class or series ranking on parity with the Series A Preferred Stock that are entitled to similar voting rights (voting together as a single class).

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to the issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock and the terms of any outstanding class or series of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or that stockholders may believe is in their best interests. A total of 1,840,000 shares of our preferred stock are outstanding as of June 21, 2013.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

We believe that the power of our board of directors to increase the number of authorized shares of stock, issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Subject to the limited rights of holders of Series A Preferred Stock and each other parity class or series of preferred stock, voting together as a single class, to approve certain issuances of senior classes and series of stock, any additional classes or series of stock, as well as of common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Restrictions on Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, commencing with the last day of the first half of the second taxable year for which we have elected to be classified as REIT, no individual (as defined under the Code to include certain entities) may actually or constructively own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. In addition, the applicable articles supplementary for any series of preferred stock, including the articles supplementary for the Series A

Preferred Stock, will generally prohibit any individual (as defined in the Code to include certain entities) from actually or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of the applicable series of preferred stock. Subject to the exceptions described below, our charter further prohibits any person or entity from beneficially or constructively owning shares in excess of these limits. We refer to these restrictions as the “ownership limits” and we sometimes refer to the restrictions on ownership by a person or entity separately as the “related party tenant limit.” We refer to a person or entity that would, but for the restrictions in our charter, have beneficially or constructively owned shares of our stock in violation of the applicable ownership limit or the other restrictions on ownership and transfer of our stock described below and, if appropriate in the context, any person or entity that would have been the record owner of such shares as a “prohibited owner.”

The beneficial and constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of our outstanding stock or less than 9.8% in value or number of our common shares or preferred shares (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value of our outstanding stock or 9.8% in value or number of our outstanding common shares or preferred shares and thereby violate the applicable ownership limit.

Our charter provides that, subject to our directors’ duties under applicable law, upon request, our board of directors will, prospectively or retroactively, waive the related party tenant limit with respect to a particular stockholder, and establish a different ownership limitation for the stockholder, unless such stockholder’s increased ownership of our stock would result in us failing to qualify as a REIT or our board of directors determines in its sole judgment that such stockholder’s increased ownership could result in any of our rental income to fail to qualify as such for REIT testing purposes as a result of the “related party tenant” rules that apply to REITs. As a condition of such waiver, our board of directors may require certain representations and undertakings from the stockholder and/or an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to preserving our REIT status.

Our board of directors may from time to time increase the ownership limits for one or more persons or entities and decrease the ownership limits for all other persons and entities unless, after giving effect to such modification of the ownership limits, five or fewer individuals could beneficially own more than 49.9% in value of our outstanding stock or we would otherwise fail to qualify as a REIT. Any such decrease in the ownership limits will not apply to any person or entity whose ownership of our stock exceeds the decreased ownership limits until the person’s or entity’s ownership of our stock equals or falls below the decreased ownership limits, but any further acquisition of our stock by such a person or entity will violate the decreased ownership limits.

Our charter provisions further prohibit:

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from owning shares of our stock if such ownership would result in our failing to qualify as a REIT for federal income tax purposes.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing limitations on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with any or all of the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT, but only to the extent thereof.

If any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limit or such other limit as established by our board of directors or would result in our failing to qualify as a REIT, then that number of shares in excess of the ownership limit or causing us to fail to qualify as a REIT (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our failing to qualify as a REIT, then our charter provides that the transfer of the shares resulting in such violation will be void. If any transfer would result in shares of our stock being beneficially owned by fewer than 100 persons, then any such purported transfer will be void and of no force or effect.

Shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we accept, or our designee accepts, such offer. We may reduce the amount so payable to the trustee by the amount of any dividends or other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee as described above and pay such amount to the trustee for distribution to the beneficiary of the trust. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. After that, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the cause of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividends or other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee shall be designated by us and shall be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer or other event has occurred that would result in a violation of the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing the company to redeem shares of common stock or preferred stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of our stock, upon request following the end of each of our taxable years, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with any additional information that we request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner shall, on request, disclose to us in writing such information as we may request in order to determine our status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

All certificates representing shares of our common stock and preferred stock bear a legend referring to the restrictions described above.

Stock Exchange Listing

Our shares of common stock and Series A Preferred Stock are listed on the NYSE under the symbols “TRNO” and “TRNOPrA”, respectively.

Transfer Agent and Registrar

Our transfer agent and registrar for our shares of common stock and shares of Series A Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities (the “Debt Securities”) offered through this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus and the terms, if any, on which a series of Debt Securities may be convertible into or exchangeable for other securities. To the extent the information contained in the prospectus supplement or any free writing prospectus differs from this summary description, you should rely on the information in the prospectus supplement.

The Debt Securities will be issued under an open-ended indenture (for Debt Securities) between us and a trustee to be elected by us at or about the time we offer our Debt Securities. The open-ended indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In this prospectus we refer to the indenture (for Debt Securities) as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”

The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[    ]”)) that we would expect to appear in a separate Debt Securities Indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be qualified under the Trust Indenture Act of 1939, as amended, and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. As of March 31, 2013, we had $110.8 million in mortgage debt and no other secured, senior unsecured or subordinated indebtedness outstanding. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable Debt Securities Indenture will not limit the amount of secured or unsecured indebtedness that we may issue or incur.

We conduct substantially all of our operations, and make substantially all of our investments, through our wholly owned subsidiary, Terreno Realty LLC, and its subsidiaries. Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including our bank facilities, the capital markets and distributions from our subsidiaries. Holders of our Debt Securities will effectively have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series

The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the Person(s) to whom interest on the Debt Securities of such series shall be payable on any interest payment date;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any, and

•	the date from which any interest will accrue;

•	the dates on which we will pay interest;

•	our ability to defer interest payments and any related restrictions during any interest deferral period; and

•	the record date for any interest payable on any interest payment date;

•	the place where:

•	the principal of, premium, if any, and interest on the Debt Securities will be payable;

•	you may register transfer of the Debt Securities;

•	you may exchange the Debt Securities; and

•	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•	the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•	the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•	the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable Debt Securities Indenture;

•	if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	any addition to the events of default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing Debt Securities as global securities, and if so,

•	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

•	any limitations on the right to obtain definitive certificates for the Debt Securities; and

•	any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer securities;

•	any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

•	the material U.S. federal income tax consequences applicable to the Debt Securities.

For more information, see Section 3.01 of the applicable Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material U.S. federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable Debt Securities Indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities (a “Subordinated Debt Securities Indenture”). For more information, see Article XV of the form of Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

•	there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•	any Senior Indebtedness is not paid when due;

•	any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•	the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 15.02 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 15.04 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

•	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

•	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, an applicable Subordinated Debt Securities Indenture will not limit the aggregate amount of Senior Indebtedness that we may issue.

Form, Exchange and Transfer

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 2.01 and 3.02 of the applicable Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable Debt Securities Indenture and applicable limitations for global securities. We may designate ourselves the security registrar.

No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 3.05 of the applicable Debt Securities Indenture.

The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 3.05 of the applicable Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 3.07 of the applicable Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.

All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 6.03 of the applicable Debt Securities Indenture.

Covenants

We will set forth in the applicable prospectus supplement or free writing prospectus any restrictive covenants applicable to any issue of Debt Securities.

Redemption

You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 4.03 and 4.04 of the applicable Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 4.04 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

•	is organized and validly existing under the laws of any domestic jurisdiction; and

•	expressly assumes by supplemental indenture(s) our obligations on the Debt Securities and under the applicable Debt Securities Indenture(s);

•	immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable Debt Securities Indenture(s).

For more information, see Section 11.01 of the applicable Debt Securities Indenture.

Events of Default

Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable Debt Securities Indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any required sinking fund payment on any Debt Securities of that series;

•	breach of or failure to perform any other covenant or warranty in the applicable Debt Securities Indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable Debt Securities Indenture according to the provisions of the applicable Debt Securities Indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

For more information, see Section 8.01 of the applicable Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable Debt Securities Indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series (or such other percentage set forth in the applicable prospectus supplement or free writing prospectus) may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture (or such other percentage set forth in the applicable prospectus supplement or free writing prospectus), considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. Unless the applicable prospectus supplement or free writing prospectus states otherwise, there is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, at any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

•	all overdue interest on all Debt Securities of the particular series;

•	the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

•	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

•	all amounts due to the Debt Securities Trustee under the applicable Debt Securities Indenture; and

•	any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable Debt Securities Indenture.

For more information, see Section 8.02 of the applicable Debt Securities Indenture.

The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 9.03 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 8.12 of the applicable Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable Debt Securities Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable Debt Securities Indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•	the holders of a majority in principal amount of such Debt Securities of that series have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•	the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 8.07 of the applicable Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 8.08 of the applicable Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the Debt Securities Indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective Debt Securities Indentures. For more information, see Section 6.06 of the applicable Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures amending or modifying a Debt Securities Indenture for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable Debt Securities Indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable Debt Securities Indenture;

•	to add any additional events of default;

•	to change or eliminate any provision of the applicable Debt Securities Indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable Debt Securities Indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable Debt Securities Indenture;

•	to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof;

•	to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable Debt Securities Indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable Debt Securities Indenture as necessary to provide for trust administration under the applicable Debt Securities Indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

•	to change any place where:

•	the principal of and any premium and interest on any Debt Securities are payable;

•	any Debt Securities may be surrendered for registration of transfer or exchange; or

•	notices and demands to or upon us regarding Debt Securities and the applicable Debt Securities Indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 12.01 of the applicable Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable Debt Securities Indenture (see Section 6.07 of the applicable Debt Securities Indenture); and

•	any past default under the applicable Debt Securities Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the applicable Debt Securities Indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 8.13 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable Debt Securities Indenture to require changes to the Debt Securities Indenture. In this event, the Debt Securities Indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 12.01 of the applicable Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable Debt Securities Indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected:

•	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

•	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

•	reduce any premium payable upon the redemption of the Debt Securities;

•	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

•	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•	may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable Debt Securities Indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•	may not modify provisions of the applicable Debt Securities Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable Debt Securities Indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•	changes or eliminates any covenant or other provision of the applicable Debt Securities Indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 12.02 of the applicable Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 1.04 of the applicable Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable Debt Securities Indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable Debt Securities Indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 7.01 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable Debt Securities Indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable Debt Securities Indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable Debt Securities Indenture. For more information, see Section 9.10 of the applicable Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 1.06 of the applicable Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 3.08 of the applicable Debt Securities Indenture.

Governing Law

The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 1.12 of the applicable Debt Securities Indenture

GLOBAL SECURITIES

We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information”.

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Board of Directors; Vacancies; Removals

Our charter provides that the number of directors will be set only by a majority of our entire board of directors within specified limits set forth in our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL, which is one, nor, unless our bylaws are amended, more than 11. Because our board of directors and our stockholders have the power to amend this provision of our bylaws, either our board of directors or our stockholders, by a vote of a majority of the votes entitled to be cast by holders of outstanding shares of our common stock, could modify this provision of our bylaws to change that range. Our bylaws also provide that, in an uncontested election, a director is elected if he or she receives more “for” votes than “against” or “withheld” votes to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Under our corporate governance guidelines, any director who fails to be elected by a majority vote is required to tender his or her resignation to our board of directors, subject to acceptance. Our nominating and corporate governance committee will make a recommendation to our board of directors on whether to accept or reject the resignation, or whether other action should be taken. Our board of directors will then act on our nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in our board’s decision.

Our charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. This provision precludes stockholders from removing incumbent directors without cause and filling the vacancies created by such removal with their own nominees.

Our bylaws empower our stockholders to fill vacancies on our board of directors that are caused by the removal of a director. Our board of directors may also fill vacancies that are caused by an increase in the number of directors, the death, resignation or removal of a director. Any director appointed by our board of directors to fill a vacancy on the board will hold office until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. However, our corporate governance guidelines will require an individual elected by our board of directors to fill a vacancy created by the removal of a director by our stockholders to tender his or her resignation if a special meeting to approve such election is requested by our stockholders and held in accordance with the provisions of our bylaws prior to the next annual meeting of stockholders and the director’s election is not approved by our stockholders at the special meeting.

The articles supplementary with respect to the Series A Preferred Stock provide that if dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, holders of shares of the Series A Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors. The Series A Preferred Stock articles supplementary separately provide for the election, term, removal and filling of any vacancy in the office of the preferred stock directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting unless the charter provides for a lesser percentage (which our charter currently does not). These provisions, combined with the requirements of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders and the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by our bylaws. With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors (ii) by the stockholder that has requested that the special meeting be called for the purpose of electing directors and has complied with the procedures and provided the information required by our bylaws in connection with such request or (iii) provided that the special meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the special meeting, and who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions and provided the information required by our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting. The articles supplementary with respect to the Series A Preferred Stock provide the holders of Series A Preferred Stock certain rights to have a special meeting called at their request in connection with the election of preferred stock directors upon our being in arrears on dividends on the Series A Preferred Stock for six or more quarterly periods, whether or not consecutive. See “Description of Capital Stock—Preferred Stock—7.75% Series A Cumulative Redeemable Preferred Stock—Limited Voting Rights” above.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a share exchange, unless recommended by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. As permitted by Maryland law, any of these actions may be approved by the affirmative vote of the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock together with each other class or series of preferred stock ranking on parity with Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

•	authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such Series A Preferred Stock with respect to payment of dividends, or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our charter, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of the company’s assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series A Preferred Stock remains outstanding with the terms of the

Series A Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, the company may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

Our bylaws may be amended by our board of directors or by a vote of a majority of the votes entitled to be cast by holders of outstanding shares of our common stock, except for the provisions of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders or the calling of a stockholder-requested special meeting of stockholders, which may be amended only by our board of directors, and except the following bylaw provisions, each of which may be amended only with the affirmative vote of a majority of the votes cast on such an amendment by holders of outstanding shares of common stock:

•	provisions opting out of the control share acquisition statute; and

•	provisions prohibiting our board or directors without the approval of a majority of the votes entitled to be the cast by holders of outstanding shares of our common stock, from revoking, altering or amending any resolution, or adopting any resolution inconsistent with any previously-adopted resolution of our board of directors, that exempts any business combination between us and any other person or entity from the business combination provisions of the MGCL.

In addition, any amendment to the provisions governing amendments of our bylaws requires the approval of a majority of the votes entitled to be cast by holders of outstanding shares of our common stock.

No Stockholder Rights Plan

We have no stockholder rights plan. In the future, we do not intend to adopt a stockholder rights plan unless our stockholders approve in advance the adoption of a plan or, if adopted by our board of directors, we submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption or the plan will terminate.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our entire board of directors determines that appraisal rights will apply, with respect to all or any classes and series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. This is in addition to Maryland law provisions that generally eliminate appraisal rights for exchange-listed securities.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation), or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Any such business combination entered into after the five-year prohibition must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination between us and any other person or entity from the business combination provisions of the MGCL. Our bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt any resolution inconsistent with any such resolution, with the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of common stock.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws exempt any and all acquisitions of shares of our stock from the control share acquisition statute, and this provision of our bylaws may not be amended without the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock.

Certain Elective Provisions of Maryland Law

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (1) a classified board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (5) a majority requirement for the calling of a special meeting of stockholders. We have not elected to be governed by these specific provisions. However, we have four independent directors and a class of equity securities registered under the Exchange Act, so our board of directors could elect to provide for any of the foregoing provisions.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent that Maryland law in effect from time to time permits, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the fullest extent permitted by

Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding; and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty; or

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into an indemnification agreement with each of our executive officers and directors whereby we indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material United States federal income tax considerations associated with an investment in our capital stock that may be relevant to you as a stockholder, Goodwin Procter LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, published administrative positions of the Internal Revenue Service, or the IRS, and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective holder of capital stock in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, tax-exempt organizations except as provided below, financial institutions or broker-dealers, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their security holdings, persons liable for the alternative minimum tax, persons that hold securities as part of a straddle or a hedging or conversion transaction, a U.S. stockholder (as defined below) whose functional currency is not the U.S. dollar, foreign corporations or persons who are not citizens or residents of the United States except as provided below, or others who are subject to special treatment under the Code. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

This discussion is not intended to be, and should not be construed as, tax advice. We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We have elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2010. A REIT generally is not subject to United States federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2010, and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for federal income tax purposes. In the opinion of Goodwin Procter LLP, commencing with our taxable year ended December 31, 2010, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT, and our current and proposed methods of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years. It must be emphasized that this opinion is based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. Goodwin Procter LLP will have no obligation to update its opinion subsequent to its date. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code discussed below, including through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership and the various other REIT qualification requirements imposed under the Code, the results of which will not be monitored by Goodwin Procter LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

Taxation as a REIT

Provided we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed “REIT taxable income”. REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid.

•	Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

•	If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

•	Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property.

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the asset tests (other than a failure by a de minimis amount of the 5% or 10% asset tests) and we qualify for and satisfy certain cure provisions, then we will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest federal income tax rate applicable to corporations.

•	If we fail to satisfy any REIT requirements other than the income test or asset test requirements and we qualify for a reasonable cause exception, then we may retain our REIT qualification, but we will have to pay a penalty equal to $50,000 for each such failure.

•	We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1) 85% of our REIT ordinary income for the year;

(2) 95% of our REIT capital gain net income for the year; and

(3) any undistributed taxable income from prior taxable years.

•	We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

•	If we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year recognition period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period.

•	Income earned by our taxable REIT subsidiaries, if any, will be subject to tax at regular corporate rates.

•	We may be required to pay penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

Requirements for Qualification as a REIT

We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2010 and do not intend to revoke such election for any subsequent taxable years. In order to qualify as a REIT, we must meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Code to include specified entities;

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We believe that we have not had any non-REIT earnings and profits at the end of any taxable year and we intend to distribute any non-REIT earnings and profits that we accumulate before the end of any taxable year in which we accumulate such earnings and profits.

Qualified REIT Subsidiaries and Disregarded Entities.    We hold our assets through a limited liability company, which is a disregarded entity because we own 100% of the interests in it, directly or through other disregarded entities. If we own a corporate subsidiary that is a “qualified REIT subsidiary”, or if we own 100% of the membership interests in a limited liability company or other unincorporated entity that does not elect to be treated as a corporation for federal income tax purposes, the separate existence of that subsidiary, limited liability company or other unincorporated entity generally will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for federal income tax purposes generally is disregarded as an entity separate from its owner for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary or disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of its owner. Thus, in applying the requirements in this section, our qualified REIT subsidiaries and disregarded entities will be ignored and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as ours. Neither a qualified REIT subsidiary nor a disregarded entity will be subject to federal corporate income taxation, although such entities may be subject to state and local taxation in some states.

Ownership of Partnership Interests by a REIT.    A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of any entity taxable as a partnership for federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

Taxable REIT Subsidiaries.    In the future we may own subsidiaries that have elected to be treated as “taxable REIT subsidiaries” for federal income tax purposes, although we do not currently own any taxable REIT subsidiaries. A taxable REIT subsidiary of a REIT is a corporation in which the REIT directly or indirectly owns stock and that elects, together with the REIT, to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. The election can be revoked at any time as long as the REIT and the taxable REIT subsidiary revoke such election jointly. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation (other than a REIT), that subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. Other than certain activities related to operating or managing a lodging or health care facility, a taxable REIT subsidiary also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be nonqualifying income under the gross income tests, if earned by a REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Income Tests Applicable to REITs.    To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property” (which includes certain of our expenses that are paid or reimbursed by tenants), gains on the disposition of real estate assets, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from temporary investments of new capital in stock or debt securities during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term. Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities.

Rents received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only a de minimis amount of services, unless those services are “customarily furnished or rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant”. Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income”. Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

Any gain we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for at least two years and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties, consistent with our investment objectives. We cannot provide any assurance, however, that the IRS might not contend that one or more of these sales are subject to the 100% penalty tax.

For purposes of the gross income tests, temporary investment income generally constitutes qualifying income if such income is earned as a result of investing new capital raised through the issuance of our common stock or certain long-term debt obligations in stock and debt obligations, but only during the one-year period beginning on the date we receive the new capital. If we are unable to invest sufficient amount of the net proceeds of any offering of our stock or debt securities in real estate assets, as detailed below, within such one-year period, we could fail the 75% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of such failure for any taxable year, we file a schedule describing each item of our gross income described in the gross income tests in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Taxation as a REIT”, even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs.    At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Real estate assets include, for this purpose, stock or debt instruments held for less than one year purchased with the proceeds of an offering of our shares or publicly offered long-term debt;

(2)	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)	except for investments in qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in REITs or other securities that qualify as “real estate assets” for purposes of the test described in clause (1), the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of the total voting power of any one issuer’s outstanding securities; and we may not own more than 10% of the total value of the outstanding securities of any one issuer; and

(4)	not more than 25% of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

As provided above, stock or debt securities attributable to the temporary investment of new capital that we raise through the issuance of our stock or debt securities constitute good assets for purposes of the 75% asset test, but only during the one-year period beginning on the date we receive the new capital. We intend to invest the net proceeds of this offering in interest-bearing short-term U.S. government and government agency securities. If we are unable to invest a sufficient amount of the net proceeds of any offering of our stock or debt securities in real estate assets, we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy any of the asset tests (other than the 10% voting limitation) at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy any such asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter.

Moreover, if we fail to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, we will not lose our REIT status if one of the following additional exceptions applies: (A) the failure is due to a violation of the 5%

or 10% asset tests and is “de minimis” (for this purpose, a “de minimis” failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or (B) the failure is due to a violation of any of the asset tests (other than a “de minimis” violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred, and (iv) we pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest federal income tax applicable to corporations.

Foreclosure Property.    Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% income tests if such hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Annual Distribution Requirements Applicable to REITs.    To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury Regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “—Taxation as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

We believe that we have made and we intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that we, from time to time, may choose to retain cash to fund capital projects or future operations or may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, in part due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In such event, we may find it necessary to arrange for borrowings or pay taxable stock dividends in order to meet the distribution requirement.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends”. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute (and are not deemed to have distributed, as described below) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on these retained amounts at regular corporate tax rates.

In addition, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any such retained amounts would be treated as having been distributed.

Record-Keeping Requirements.    We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure to Qualify as a REIT.    If we fail to satisfy any REIT requirements (other than the income test or asset test requirements, with respect to which specific cure provisions apply), we generally will be eligible for relief from REIT disqualification if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. If we fail to qualify for taxation as a REIT in any taxable year and a relief provision does not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. Subject to limitations of the Code, corporate stockholders may be eligible for the dividends received deduction and non-corporate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains under the provisions of Section 1(h)(11) of the Code, for taxable years beginning before January 1, 2013. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Stockholders

When we refer to a U.S. stockholder, we mean a beneficial owner of a share of our capital stock that is, for United States federal income tax purposes:

(1)	a citizen or resident, as defined in Code Section 7701(b), of the United States;

(2)	a corporation, or other entity treated as a corporation for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

(3)	an estate the income of which is subject to federal income taxation regardless of its source; or

(4)	a trust that is subject to the primary supervision of a United States court and the control of one or more United States persons or that has a valid election in effect under the applicable Treasury Regulations to be treated as a United States person under the Code.

Generally, in the case of a partnership (or other entity treated as such for federal income tax purposes) that holds our capital stock, any partner that would be a U.S. stockholder if it held the capital stock directly is also a U.S. stockholder. A “non-U.S. stockholder” is a holder, including any partner in a partnership that holds our capital stock, that is not a U.S. stockholder.

Distributions by Us.    So long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain dividends will be taxable as dividend income and will not be eligible for the dividends received deduction generally available for corporations and generally will not be eligible for treatment as qualified dividend income by non-corporate stockholders except with respect to the portion of any distribution (a) that represents income from dividends we receive from a TRS or a corporation in which we own shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual stockholders), or (b) that is equal to the sum of our real estate investment trust taxable income (taking into account the dividends paid deduction available to us) for our previous taxable year and certain net built-in gain with respect to property acquired from a C corporation in certain transactions in which we must adopt the basis of the asset in the hands of the C corporation for such previous taxable year and less any taxes imposed on us for such previous taxable year. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder’s shares. Rather, such distributions will reduce the adjusted basis of such shares, but not below zero. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. stockholder’s adjusted basis in its shares will be treated as gain from the sale or exchange of such shares taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared. This discussion applies equally to distributions payable in cash and taxable stock distributions.

We may elect to designate distributions of our net capital gain as “capital gain dividends”. Capital gain dividends are taxed to stockholders as gain from the sale or exchange of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to how long the U.S. stockholder has held its shares. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as “undistributed capital gain”. We will be subject to tax at regular corporate rates on any undistributed capital gains. A U.S. stockholder:

(1)	will include in its income as long-term capital gains its proportionate share of such undistributed capital gains; and

(2)	will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder’s tax liability on the undistributed capital gains.

A U.S. stockholder will increase the basis in its capital stock by the difference between the amount of capital gain included in its income with respect to such stock and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gains as either:

(1)	a long-term capital gain rate gain distribution, which would be taxable to non-corporate U.S. stockholders at the tax rate applicable to long-term capital gain; or

(2)	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non- corporate U.S. stockholders at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as long-term and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate in excess of 25%.

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares of our capital stock will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from our company generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder may elect to treat capital gain dividends and capital gains from the disposition of shares of our capital stock as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. stockholders may not include in their own income tax returns any net operating losses or capital losses of our company. Our operating or capital losses would be carried over for potential offset against our future income, subject to applicable limitations.

We may make distributions to U.S. stockholders that are paid in common stock or preferred stock and are intended to be treated as dividends for U.S. federal income tax purposes. In that event, our

U.S. stockholders would generally have taxable income with respect to such distributions of our common stock or preferred stock and may have tax liability on account of such distributions in excess of cash (if any) that is received.

Sales of Shares.    Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between:

(1)	the amount of cash and the fair market value of any property received on the sale or other disposition; and

(2)	the holder’s adjusted basis in the shares for tax purposes.

This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder’s holding period in the shares (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder’s tax bracket. For taxable years beginning after December 31, 2012, a U.S. person that is an individual will generally be subject to tax on long term capital gain (which generally includes any capital gain dividends he or she receives, his or her proportionate share of our undistributed capital gain, and capital gain realized from the disposition of our capital stock, in each case, if the applicable holding periods are satisfied) at a maximum rate of (i) 15% if the individual’s modified adjusted gross income is below $400,000 for single individuals, $450,000 for married individuals filing jointly or surviving spouses, $425,000 for heads of households, or $225,000 for married individuals filing separately; or (ii) 20% for all other individuals. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain”. Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our capital stock. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition.

Medicare Tax.    For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Net investment income generally would include dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common or preferred stock.

Taxation of Tax-Exempt Stockholders

Except as provided below, if a tax-exempt stockholder has not held its capital stock as “debt financed property” within the meaning of the Code, dividend income from our company will not be unrelated business taxable income, referred to as UBTI. Similarly, gain from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Code or is a dealer with respect to our shares.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts or qualified group legal services plans exempt from federal income taxation under Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI; however, an organization exempt under Section 501(c)(9), (c)(17) or (c)(20) of the Code may reduce UBTI if it properly sets aside or reserves such amounts for certain purposes specified in the Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

In addition, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the pension-held REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts”.

A REIT is a pension-held REIT if the following conditions apply:

(1)	it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by a pension trust will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

(2)	either (a) at least one pension trust holds more than 25% of the value of the REIT’s stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any pension-held REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where such percentage is less than 5% for any taxable year.

The rules described above under the heading “—Taxation of U.S. Stockholders—Distributions by Us” concerning the inclusion of our designated undistributed capital gain in the income of our stockholders will apply to tax-exempt stockholders. Thus, tax-exempt stockholders will be allowed a credit or refund of the tax deemed paid by them in respect of the includible gain.

U.S. Taxation of Non-U.S. Stockholders

Distributions by Us.    Distributions by us to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business or are attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a U.S. trade or business or are attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty, will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as such dividends are taxable to U.S. stockholders, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to obtain a reduced rate of withholding under an applicable income tax treaty or to be exempt from withholding under the effectively connected income exemption. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

Distributions in excess of our current and accumulated earnings and profits that exceed the non-U.S. stockholder’s basis in its capital stock will be taxable to a non-U.S. stockholder as gain from the sale of our stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. stockholder in its capital stock will reduce the non-U.S. stockholder’s adjusted basis in its capital stock, but not below zero, and will not be subject to federal income tax, but will be subject to U.S. withholding tax as described below.

We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:

(1)	a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with such non-U.S. stockholder’s trade or business within the U.S.

We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. stockholder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to federal income taxation unless:

(1)	the investment in our capital stock is effectively connected with the non-U.S. stock- holder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax; or

(2)	the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA”, subject to the exception discussed below for 5% or smaller holders of regularly traded classes of stock, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to the 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

We will be required to withhold and remit to the IRS 35% of any distributions to non-U.S. stockholders that are designated as capital gain dividends, including any distributions that could have been designated as capital gain dividends. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s federal income tax liability. A non-U.S. stockholder who receives distributions attributable to gain from a sale or exchange by us of U.S. real property interests will be required to file a federal income tax return for the taxable year.

Any distribution by a REIT to a non-U.S. stockholder with respect to a class of stock that is regularly traded on an established securities market in the United States will not be subject to FIRPTA (or the 35% FIRPTA withholding tax) if such non-U.S. stockholder did not own more than 5% of such class at any time during the one year period ending on the date of the distribution. However, such a distribution will be subject to the general withholding rules discussed above which generally impose a withholding tax equal to 30% of the gross amount of each dividend distribution (unless reduced by treaty). Our common stock is regularly traded on an established securities market in the United States. Any preferred stock we issue may or may not be regularly traded on an established securities market in the United States.

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, non-U.S. stockholders would be able to offset as a credit against their federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual federal income tax liability.

As described above, we may make distributions that are paid in common stock or preferred stock and are intended to be treated as dividends for U.S. Federal income tax purposes. Such distributions, accordingly, would be treated in a manner consistent with the discussion under this heading “U.S. Taxation of Non-U.S. Stockholders—Distributions by Us.” If we are required to withhold an amount in excess of any cash distributed along with the common or preferred shares, we may retain and sell some of the common or preferred shares that would otherwise be distributed in order to satisfy our withholding obligations.

Sale of Stock.    Gain recognized by a non-U.S. stockholder upon the sale or exchange of our capital stock generally would not be subject to U.S. taxation unless:

(1)	the investment in our capital stock is effectively connected with the non-U.S. stock- holder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain;

(2)	the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

(3)	our capital stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our capital stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, we are a REIT and less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders. We cannot guarantee that we will be a domestically controlled qualified investment entity.

Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock within 30 days before or after such ex-dividend date. This rule does not apply if the exception for distributions to 5% or smaller holders of regularly traded classes of stock is satisfied.

Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. stockholder sells its capital stock, our stock sold by such stockholder would not be considered a U.S. real property interest if:

(1)	the class or series of stock sold is considered regularly traded under applicable Treasury Regulations on an established securities market; and

(2)	the selling non-U.S. stockholder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold throughout the shorter of the five-year period ending on the date of the sale or exchange or the taxpayer’s holding period with respect to such stock.

Our common stock is regularly traded on an established securities market in the United States. Any preferred stock we issue may or may not be regularly traded on an established securities market in the United States.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Information Reporting and Backup Withholding Tax Applicable to Stockholders

U.S. Stockholders.    In general, information reporting requirements will apply to distributions on our capital stock and payments of the proceeds of the sale of our capital stock to some stockholders, unless an exception applies. Further, the payee will be subject to backup withholding on any payments if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

(2)	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

(3)	there has been a notified payee under-reporting with respect to interest, dividends, or original issue discount described in Section 3406(c) of the Code; or

(4)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some stockholders, including corporations and tax exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Stockholders.    Generally, information reporting will apply to payments of distributions on our capital stock, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our capital stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. stockholder of our capital stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. stockholder’s foreign status and has no actual knowledge to the contrary. Any amount withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against such stockholder’s U.S. federal income tax liability (which might entitle such stockholder to a refund), provided that the required information is furnished to the IRS.

Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of the these Treasury Regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the federal income tax laws applicable to us and our stockholders may be enacted. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in our capital stock.

Additional U.S. Federal Income Tax Withholding Rules

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code, enacted in 2010, impose withholding taxes (“FATCA withholding”) on certain types of payments to foreign financial institutions and certain other non-U.S. entities. FATCA withholding at a 30% rate would apply to dividends and the gross proceeds of a disposition of our capital stock paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. FATCA withholding will only apply to payments of certain U.S. source income (including dividends paid in respect of our capital stock) if such payments are made on or after January 1, 2014, and will only apply to other “withholdable payments” (including gross proceeds from a disposition of our capital stock) if such other payments are made on or after January 1, 2017. Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our capital stock, as well as the status of any related federal regulations and any other legislative proposals that may pertain to the ownership and disposition of our capital stock.

Taxation of Holders of Our Debt Securities

The tax consequences of owning any debt securities that we may issue, including any fixed interest securities, zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

Other Tax Consequences

Our company and its stockholders may be subject to state and local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of our company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities. To the extent that we and any of our subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to stockholders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to investors;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	to investors through agents;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our shares of common stock, the amounts underwritten, and the nature of its obligations to take our shares of common stock will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock and Series A Preferred Stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Goodwin Procter LLP.

EXPERTS

The consolidated financial statements of Terreno Realty Corporation incorporated by reference in Terreno Realty Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of Terreno Realty Corporation’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. The statements of revenues and certain expenses of America’s Gateway and Route 100 for the year ended December 31, 2012, and the statements of revenues and certain expenses of Manhattan Beach, 26th Street, South Main, Caribbean and Garfield for the year ended December 31, 2011, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements, as of December 31, 2011 and for the year ended December 31, 2011 and the period from February 16, 2010 (commencement of operations) to December 31, 2010, and the related financial statement schedule for the year ended December 31, 2011 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain expenses of America’s Gateway for the year ended December 31, 2012, the statements of revenues and certain expenses of Route 100 for the year ended December 31, 2012, the statements of revenues and certain expenses of Manhattan Beach for the year ended December 31, 2011, the statements of revenues and certain expenses of 26th Street for the year ended December 31, 2011, the statements of revenues and certain expenses of South Main for the year ended December 31, 2011, the statements of revenues and certain expenses of Caribbean for the year ended December 31, 2011 and the statements of revenues and certain expenses of Garfield for the year ended December 31, 2011, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference in this prospectus. Such statements of revenues and certain expenses have been so incorporated in reliance upon the reports of such firm given on the authority of such firm as experts in accounting and auditing.

The statements of revenues and certain expenses of 130 Interstate and Middlebrook for the year ended December 31, 2009, and the statement of revenues and certain expenses of Belleville for the year ended December 31, 2010, incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph referring to the purpose of the statements) in this prospectus. Such statements of revenues and certain expenses have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

8,500,000 Shares

Terreno Realty Corporation

Common Stock

Goldman, Sachs & Co.

KeyBanc Capital Markets

Stifel

MUFG

Baird

PNC Capital Markets LLC

JMP Securities

MLV & Co.

Compass Point